SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 19, 2006

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of           File Number)        Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

							Page 1 of 5 pages

Item 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 19, 2006, Transtech Industries, Inc. ("Transtech"), and its wholly owned subsidiaries Birchcrest, Inc. ("Birchcrest") and Kinsley's Landfill, Inc. ("Kinsley's")(collectively referred herein as the "Company"), completed the sale of certain real property located in Deptford, N.J. pursuant to the previously disclosed contract with BWF Development, Inc. ("BWF"). The real estate sold consists of approximately 60 acres of land (45 acres usable land and 15 acres of wetlands), upon which two metal buildings and two private residences are situated. Kinsley's and Birchcrest continue to own approximately 364 contiguous acres adjacent to the property sold, of which approximately 110 acres is occupied by the closed Kinsley's Landfill.

The Company initially agreed to sell property to BWF pursuant to the Agreement of Purchase and Sale dated May 17, 2001. The May 17, 2001 agreement was amended as of December 20, 2002 and on April 20, 2006 (the May 17, 2001 agreement as amended is referred herein as the "Agreement"). BWF assigned its rights under the Agreement on October 19, 2006 to a group consisting of five parties; RB-3 Associates, Benderson Properties, Inc., the Randall Benderson 1993-1 Trust, Feuerstein Associates, LLC and Wainco Properties, LLC (the five parties collectively referred herein as "Buyer").

The gross purchase price for the land and buildings was $2,244,500, consisting of (a) a base price of $2,153,000, plus (b) a portion, $90,000, of the total $216,000 of monthly payments paid by BWF prior to closing in accordance with the Agreement, plus (c) $1,500 representing the portion of the monthly payment due from BWF for October 2006. The total of the monthly payments, $216,000, was applied toward the gross purchase price, and the balance due of $2,028,500 was paid in cash at closing. The land and buildings sold had been categorized as "Assets Held for Sale" on the Company's financial statements and carried at a cost, net of depreciation, of $190,000. The monthly payments had been treated as un-earned income for financial presentation purposes, and reported as an accrued miscellaneous liability. The Company will report the pretax gain from the sale, estimated at approximately $1.9 million net of transaction costs, in its financial statements for the year-ended December 31, 2006.

Kinsley's and another Transtech subsidiary utilized one of the two metal buildings included in the sale to store their machinery and equipment. On October 19, 2006, Kinsley's and Buyer entered into a Use and Occupancy Agreement that permits Kinsley's to utilize the building and an access-way from closing through June 2007, during which time Kinsley's intends to construct a replacement building. Kinsley's must pay rent at the rate of $2,000 per month for use of the building for the period of January 1, 2007 through June 30, 2007. No rent is payable for the period from closing to January 1, 2007. Kinsley's agreed to pay the Buyer $40,000 per month, on a pro-rated daily basis, for each day it occupies the building and access way subsequent to June 30, 2007. The Company provided the Buyer a security deposit of $100,000 to assure Kinsley's performance under the Use and Occupancy Agreement, to fund the remediation of any contamination found of the property sold that is determined to have occurred between April 2006 and the closing, and the release of a $140,000 claim against the property sold related to a retired mortgage.

Kinsley's and Birchcrest will no longer receive combined income of approximately $4,665 per month from the rental of the second metal building and one residence situated on the property sold. The second residence was unoccupied. Kinsley's also received rental income from leasing a portion of its property to a local radio station pursuant to a lease dated March 1, 1995, as amended (the "Tower Lease"). The radio station operates four transmission antennas on the leased property. Three of the towers are situated on property sold to the Buyer and one tower is situated on property retained by the Kinsley's. On October 20, 2006 Kinsley's assigned the Tower Lease to the Buyer, and entered into a lease with the Buyer for the portion of Kinsley's property upon which the one tower is situated. The rent payable pursuant to the Tower Lease currently equals $1,854 per month and $155 reimbursement for real estate taxes attributable to the property. Rent payable to Kinsley's from the Buyer will equal 20% of future Tower Lease rent payments and 35% of the real estate tax reimbursement payable under the Tower Lease. Kinsley's lease with the Buyer runs contemporaneously with the Tower Lease, which expires February 2010 and is renewable in five year increments through February 2030. No additional consideration was received by the Company for either the foregone rental income or the assignment of the Tower Lease.

Birchcrest, Kinsley's and the Buyer also entered into two agreements on October 19, 2006 which grants perpetual easement rights with respect to portions of the other party's property. Specifically, Birchcrest and Kinsley's granted the Buyer easement rights for the placement and maintenance of signage along the boundary of certain lots owned by them.
The Buyer granted Kinsley's easement rights pertaining to the drainage of storm-water from Kinsley's property onto a portion of the wetlands sold to the Buyer. Kinsley's agreed to maintain the area subject to such easement. No additional consideration was exchanged among the parties for the granting of the easements.

Press Release

	The following is the text of the press release dated October 20, 2006 reporting the completion of the sale of the property:


TRANSTECH INDUSTRIES, INC. COMPLETES SALE OF REAL ESTATE
 FOR $2.2 MILLION

      PISCATAWAY, N.J., October 20, 2006 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the closing on the sale of a portion of the Company's property located in Deptford, N.J. pursuant to the previously reported contract with BWF Development, LLC.

      The real property sold consists of approximately 60 acres of land, two buildings and two houses. The building currently utilized to store the Company's machinery and equipment is located on the property sold. The Company is permitted to utilize the building through June 2007, and is constructing a replacement building.

      The Company will report a pretax gain of approximately $1.9 million from the sale in its results for the year-ended December 31, 2006.

	As previously disclosed, the Company and certain subsidiaries participated in the waste recovery and waste management industries. The Company continues to incur administrative and litigation expenses on matters related to its past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations. For further information regarding these issues, please refer to the Company's filing with the Securities and Exchange Commission.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.


	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  October 23, 2006